Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Each of the undersigned hereby certifies, in his capacity as an officer of Adept Technology, Inc. (the "Company"), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

         o the Quarterly Report of the Company on Form 10-Q for the period ended March 29, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         o the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.


Dated:  May 13, 2003

                                              /s/  Brian R. Carlisle
                                              ----------------------------------
                                              Brian R. Carlisle,
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer


                                              /s/  Michael W. Overby
                                              ---------------------------
                                              Michael W. Overby,
                                              Vice President, Finance
                                              and Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Adept Technology, Inc. and will be retained by Adept Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.